EXHIBIT 99.1

Birchtech Provides Fiscal 2025 Revenue Guidance

Management Expects Revenues of at Least $23 Million in 2025, Excluding Potential Cash

Received from IP Defense as well as Water Treatment Revenues

Air Business Run Rate Expected to Surpass $40 Million in 2026

CORSICANA, Texas – March 4, 2025 – Birchtech Corp. (TSX: BCHT) (OTCQB: BCHT) ("Birchtech" or the "Company"), a leader in specialty activated carbon technologies for sustainable air and water treatment, today provided preliminary revenue guidance for the fiscal year ending December 31, 2025.

For the fiscal year ending December 31, 2025, Birchtech expects revenues of at least $23 million, excluding any potential cash from legal claims in defense of the Company’s intellectual property, as well as potential revenues from the Company’s emerging water treatment business. This represents growth of at least 31%, as compared to fiscal 2024 preliminary unaudited revenues of at least $17.5 million.

“This preliminary estimate is based on the accelerating pace of revenue for our core air business line driven by our mercury emissions capture technologies,” said Richard MacPherson, CEO of Birchtech Corp. “Our market share across the coal-fired utility sector continues to increase at an impressive rate due to our patent defense and business first approach. We believe this air business will conservatively generate at least $23 million in revenue in 2025, excluding cash received from legal claims in defense of our intellectual property, or potential revenues from our highly prospective water treatment business.

“We are now experiencing strong momentum from our current air customers under contract, with multiple opportunities to scale. We are also leveraging our settlements to create new long-term customers and expect to see additional license agreements from discussions with current defendants that are now underway. Supported by these tailwinds, our air business alone is expected to achieve a run-rate of at least $40 million by the end of 2026.

“Taken together, we are on a robust growth trajectory with our air business, further supported by significant incremental potential from the water business in 2025 and beyond. We look forward to delivering upon these milestones in the quarters to come as we seek to drive sustainable, long-term value for my fellow shareholders,” concluded MacPherson.

About Birchtech Corp.

Birchtech Corp. (TSX: BCHT) (OTCQB: BCHT) is a leader in specialty activated carbon technologies, delivering innovative solutions for air and water purification to support a cleaner, more sustainable future. The Company provides patented SEA® sorbent technologies for mercury emissions capture for the coal-fired utility sector and is developing disruptive water purification technologies with a specialization on forever chemicals such as PFAS and PFOS. Backed by a strong intellectual property portfolio and a world-class team of activated carbon experts, Birchtech provides cleaner air to North American communities and is applying this expertise to a novel approach in water purification. To learn more, please visit www.birchtech.com.

1

Safe Harbor Statement

With the exception of historical information contained in this press release, content herein may contain "forward-looking statements" that are made pursuant to the Safe Harbor Provisions of the U.S. Private Securities Litigation Reform Act of 1995 or forward-looking information under applicable Canadian securities laws (collectively, "forward-looking statements"). Forward-looking statements are generally identified by using words such as "anticipate," "believe," "plan," "expect," "intend," "will," and similar expressions, but these words are not the exclusive means of identifying forward-looking statements. Forward-looking statements in this release include statements relating to expected developments and growth in Birchtech’s business, as well as any revenue guidance provided.  These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Investors are cautioned that forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the statements made. In addition, this release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. Birchtech does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release. Further information concerning issues that could materially affect financial performance or other forward-looking statements contained in this release can be found in Birchtech’s periodic filings with the Securities and Exchange Commission or Canadian securities regulators.

Final recognized revenue for 2024 is subject to change upon finalization of the Company’s  year-end audit review process and will be released with the Company’s audited financial statements and related 2024 annual report.

Investor Relations Contact:

Lucas A. Zimmerman

Managing Director

MZ Group - MZ North America

(949) 259-4987

BCHT@mzgroup.us

www.mzgroup.us

2